EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 15, 2010

January 15, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-2.7%	-1.0%	-1.0%
Class B Units	-2.7%	-1.0%	-1.0%
Legacy 1 Class Units	-2.6%	-1.0%	-1.0%
Legacy 2 Class Units	-2.6%	-1.0%	-1.0%
GAM 1 Class Units	-2.8%	-1.8%	-1.8%
GAM 2 Class Units	-2.7%	-1.8%	-1.8%
GAM 3 Class Units	-2.8%	-1.9%	-1.9%

S&P 500 Total Return Index2	-0.8%	1.9%	1.9%
Barclays Capital U.S. Long Government Index2	1.7%	1.4%	1.4%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs:
Sector/Market	Price Action	Cause
Grains Markets	Decrease	USDA crop reports showed record-high supply estimates
Lean Hogs	Increase	Elevated pork exports and increased buying from large commodity funds

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies:
Sector/Market	Price Action	Cause
Japanese Yen	Increase	U.S. dollar weakness caused by poor U.S. retail sales data
Euro	Decrease	European Central Bank (ECB) President, Jean-Claude Trichet, stated that despite its weak financial state, Greece would not receive special treatment from the ECB

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are predominantly long the U.S. dollar.

Energy:
Sector/Market	Price Action	Cause
Crude Oil	Decrease	Weak industrial demand forecasts caused by poor U.S. economic data
Natural Gas	Decrease	Reports showed above average U.S. natural gas inventories

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities:
Sector/Market	Price Action	Cause
European Equity Markets	Decrease	Poor earnings reports from key firms in the financial sector
Nikkei 225	Increase	Strong performance in the technology sector
S&P 500	Decrease	Weak consumer confidence following the earnings report from JPMorgan Chase & Co.

Grant Park’s longer-term trading advisors are predominantly long the equities sector, as are Grant Park’s shorter-term trading advisors.

Fixed Income:
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Decreased demand for European sovereign debt products and technical-buying
European Fixed-Income Markets	Increase	Decreased European risk appetite caused by comments from the ECB

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Metals:
Sector/Market	Price Action	Cause
Gold and Silver	Decrease	Short-term U.S. dollar declines and weaker-than-expected Consumer Price Index data
Industrial Metals	Increase	Elevated Chinese demand forecasts
Copper	Decrease	Elevated global inventories

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.